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                                                                      EXHIBIT 25

                               POWER OF ATTORNEY


         Each of the undersigned Directors of Teleflex Incorporated, a Delaware corporation (the "Company"), hereby appoints Lennox K. Black, Harold L. Zuber, Jr. and Steven K. Chance, and each of them, with full power of substitution, to act as his attorney-in-fact and to execute, on behalf of the undersigned, the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1994.

         IN WITNESS WHEREOF, this Power of Attorney is executed this 24th of March, 1995.


1.   /s/ DONALD BECKMAN                 2.   /s/ LENNOX K. BLACK
     ----------------------------            ------------------------------
     DONALD BECKMAN                          LENNOX K. BLACK



3.   /s/ DAVID S. BOYER                 4.   /s/ LEWIS E. HATCH, JR.
     ----------------------------            ------------------------------
     DAVID S. BOYER                          LEWIS E. HATCH, JR.



5.   /s/ PEMBERTON HUTCHINSON           6.   /s/ SIGISMUNDUS W. W. LUBSEN
     ----------------------------            ------------------------------
     PEMBERTON HUTCHINSON                    SIGISMUNDUS W. W. LUBSEN



7.   /s/ JOHN H. REMER                  8.   /s/ PALMER E. RETZLAFF
     ----------------------------            ------------------------------
     JOHN H. REMER                           PALMER E. RETZLAFF



9.   /s/ JAMES W. STRATTON
     ----------------------------
     JAMES W. STRATTON